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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (date of earliest event reported) February 24, 1997


                       PUBLIC SERVICE COMPANY OF COLORADO
                   ----------------------------------------
              (exact name of registrant as specified in charter)


                                    Colorado
                             --------------------
                          (State or other jurisdiction
                                of incorporation)


               1-3280                                  84-0296600
          ----------------                          -----------------
        (Commission File No.)                         (IRS Employer
                                                   Identification No.)


      1225 Seventeenth Street, Denver,  Colorado          80202
      ---------------------------------------------------------------
      (Address of principal executive offices)         (Zip Code)


      Registrant's telephone number, including area code(303)  571-7511

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ITEM 5.  Other Events

      On February 24, 1997, Public Service Company of Colorado (the "Company") and American Electric Power ("AEP") jointly announced that they have reached agreement with the board of directors of Yorkshire Electricity Group plc ("Yorkshire Electricity"), a United Kingdom ("UK") regional electricity company, on the terms of a recommended cash tender offer for all of the outstanding and to be issued ordinary shares of Yorkshire Electricity (the "Proposed Acquisition").

      The Company and AEP, through a joint venture named Yorkshire Holdings plc ("Yorkshire Holdings"), are offering the equivalent of US $15.02 (9.27 pounds) per ordinary share, for a total purchase price of approximately US $2.4 billion (1.5 billion pounds). The boards of directors of the Company and AEP have approved the transaction. The board of directors of Yorkshire Electricity has agreed to recommend the offer to Yorkshire Electricity's shareholders. The offer will be made through Yorkshire Holdings, a wholly-owned subsidiary of Yorkshire Power Group Ltd. ("Yorkshire Power"), a newly formed UK corporation owned equally by the Company and AEP.

      Consummation of the Proposed Acquisition is subject to customary conditions in the UK, including regulatory clearance and acceptance of the offer by holders of at least 90% of the outstanding shares of Yorkshire Electricity. Yorkshire Holdings may waive the latter condition when it has received acceptances of its offer and has otherwise acquired shares which in total represent more than 50% of the outstanding shares of Yorkshire Electricity. The Company cannot predict at this time whether or not these conditions will be met or waived.

      Yorkshire Electricity is one of two remaining UK independent regional electricity companies ("RECs"). The RECs were created when the government-owned electric supply industry was privatized in 1990. Of the original twelve RECs, six have been acquired by companies involved in the US energy industry and four have been acquired by companies in the UK.

      According to Yorkshire Electricity's 1996 Annual Report and Accounts, Yorkshire Electricity's principal activities are the distribution of electricity to 2.1 million industrial, commercial, agricultural and domestic customers in its authorized area, which covers 4,180 square miles of northeast England. Yorkshire Electricity is also active in electricity supply and generation and the supply of natural gas, including the ownership of gas assets. Other activities include the development of telecommunications services and the construction and operation of windfarms.

      For the fiscal year ended March 31, 1996, Yorkshire Electricity reported a consolidated profit on ordinary activities before taxation and exceptional items of US $310.8 million (199.2 million pounds) on revenues of US $2.2 billion (1.4 billion pounds), had reported total assets at that date of US $2.2 billion (1.4 billion pounds), and reported net assets at that date of US $818.9 million (521.1 million pounds).

      The Company will make its investment through New Century International, Inc., a wholly-owned subsidiary of the Company. If the Proposed Acquisition is completed, the Company would have an indirect 50% ownership interest in Yorkshire Electricity, which would be accounted for using the equity method of accounting. For the fiscal year ended December 31, 1996, the Company reported net income of US $190.3 million on revenues of US $2.17 billion.

      The Proposed Acquisition will be financed by Yorkshire Power through a combination of approximately 25% equity and 75% debt, including the assumption of the existing debt of Yorkshire Electricity. The funds for the Proposed Acquisition will be obtained from the Company's and AEP's investment in Yorkshire Power of approximately US $360 million (220 million pounds) each, with the remainder to be obtained by Yorkshire Power through the issuance of non-recourse debt. Yorkshire Power will, in turn, fund Yorkshire Holdings for the purpose of the Proposed Acquisition. The Company intends initially to use

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debt to fund its entire  equity  investment  in Yorkshire  Power,  including the issuance of US $250 million of its secured medium-term notes with varying maturities and drawings of US $110 million on its short-term lines of credit.

      The Company has previously announced a proposed business combination (the "Merger") with Southwestern Public Service Company ("SPS") through the formation of New Century Energies, Inc. ("NCE"), a holding company which would be the parent company of the Company and SPS. The Company currently intends to refinance its entire equity investment in Yorkshire Power through the issuance of common equity at the NCE level within six to eighteen months from the date of consummation of the Proposed Acquisition.

      The shareholders of each of the Company and SPS have approved the Merger and certain regulatory approvals have been obtained. While the timing of the consummation of the Merger is primarily dependent upon the timing of the receipt of the remaining necessary approvals (from the Federal Energy Regulatory Commission and the Securities and Exchange Commission (the "SEC") under the Public Utilities Holding Company Act of 1935 (the "1935 Act")), the Company currently anticipates that the Merger will be completed in the second quarter of 1997.

      The SEC, in an order issued on February 19, 1997 under section 3(b) of the 1935 Act, exempted Yorkshire Electricity from all provisions of the 1935 Act applicable to it as a subsidiary of the Company. In connection with its application for such order, the Company also requested and obtained a no-action letter from the Division of Investment Management of the Office of Public Utility Regulation of the SEC stating that, as long as the Merger is completed by September 30, 1997, it will not recommend any enforcement action with respect to the possible effect of the Proposed Acquisition on the Company's existing section 3(a)(2) exemption under the 1935 Act. In seeking the section 3(b) exemption for Yorkshire Electricity, the Company informed the SEC that its investment in Yorkshire Electricity would be less than 50% of the Company's and SPS's combined retained earnings as of September 30, 1996, consistent with the requirements of Rule 53 under the 1935 Act. The Company also informed the SEC in its application for a section 3(b) exemption that upon completion of the Merger, NCE would hold the proposed investment in Yorkshire Power through a separate subsidiary and not through the Company. At that time, Yorkshire Electricity will be qualified as a foreign utility company under section 33 of the 1935 Act.


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                               SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                           PUBLIC SERVICE COMPANY OF COLORADO

                                                     /s/ R. C. Kelly
                                              -----------------------------
                                                       R. C. Kelly
                                             Senior Vice President, Finance,
                                          Treasurer and Chief Financial Officer


Dated:   February 24, 1997

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